Exhibit 23.3

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan, 1996 Nonqualified Stock Option Plan, and 1998 Employee Stock Purchase Plan of our report dated August 24, 1998, with respect to the financial statements of Philips Optoelectronics, a division of Koninklijke Philips Electronics N.V. included in its Amendment No. 2 to the Current Report on Form 8-K/A dated August 25, 1998, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young Accountants




Eindhoven, the Netherlands
June 25, 1999